Exhibit 99.1

Nuvation Bio Reports Third Quarter 2023 Financial Results and Provides Business Update

Phase 1 monotherapy study of NUV-868 and Phase 1b study of NUV-868 in combination with olaparib or enzalutamide are ongoing

Expect to submit an IND for first Drug-Drug Conjugate (DDC) clinical candidate by year end 2023

Strong balance sheet with cash, cash equivalents, and marketable securities of $619.3 million as of September 30, 2023

New York, November 2, 2023 – Nuvation Bio Inc. (NYSE: NUVB), a biopharmaceutical company tackling some of the greatest unmet needs in oncology by developing differentiated and novel therapeutic candidates, today reported its financial results for the third quarter ended September 30, 2023, and provided a business update.

“We remain focused on strong clinical execution of our NUV-868 program for advanced solid tumors,” said David Hung, M.D., Founder, President, and Chief Executive Officer of Nuvation Bio. “We look forward to expanding our clinical pipeline with an IND submission for our first DDC clinical candidate expected before the end of the year, building upon our unwavering commitment to bringing transformative cancer therapies to patients who need them most.”

Recent Business Updates

NUV-868, BD2-Selective BETi: Advanced solid tumors

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Dosing underway in the Phase 1 monotherapy study and both regimens of the Phase 1b combination study. Nuvation Bio continues to treat patients in the Phase 1 monotherapy study of NUV-868 in advanced solid tumors, the Phase 1b study of NUV-868 in combination with olaparib in patients with ovarian cancer, pancreatic cancer, metastatic castration-resistant prostate cancer (mCRPC), triple negative breast cancer and other solid tumors, and the Phase 1b study of NUV-868 in combination with enzalutamide in patients with mCRPC.

Drug-Drug Conjugate Platform: Solid tumors

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Nominated first clinical candidate. Nuvation Bio remains on track to submit an Investigational New Drug (IND) application for an undisclosed DDC candidate with the U.S. Food and Drug Administration by year end 2023.

Third Quarter 2023 Financial Results

As of September 30, 2023, Nuvation Bio had cash, cash equivalents and marketable securities of $619.3 million. For the three months ended September 30, 2023, research and development expenses were $18.6 million, compared to $21.3 million for the three months ended September 30, 2022. The decrease was primarily due to a $0.7 million decrease in personnel-related costs driven by a headcount reduction as well as a $2.0 million decrease in third-party costs related to research services and manufacturing primarily due to the termination of the NUV-422 program.

For the three months ended September 30, 2023, general and administrative expenses were $7.8 million, compared to $8.1 million for the three months ended September 30, 2022. The decrease was primarily due to a $0.6 million decrease in insurance and a $0.1 million decrease in recruiting and computer expenses offset by a $0.4 million increase in personnel-related costs driven by stock-based compensation and other benefits.

For the three months ended September 30, 2023, Nuvation Bio reported a net loss of $19.6 million, or $(0.09) per share. This compares to a net loss of $27.2 million, or $(0.12) per share, for the comparable period in 2022.

About Nuvation Bio

Nuvation Bio is a biopharmaceutical company tackling some of the greatest unmet needs in oncology by developing differentiated and novel therapeutic candidates. Nuvation Bio’s proprietary portfolio includes mechanistically distinct oncology therapeutic product candidates, each targeting some of the most difficult-to-treat types of cancer. Nuvation Bio was founded in 2018 by biopharma industry veteran David Hung, M.D., who previously founded Medivation, Inc., which brought to patients one of the world’s leading prostate cancer medicines. Nuvation Bio has offices in New York and San Francisco. For more information, please visit www.nuvationbio.com.

Forward Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the potential therapeutic benefit of Nuvation Bio’s product candidates, the expected continued momentum of Nuvation Bio’s clinical trials and the expected timing of an IND filing for Nuvation Bio’s first DDC clinical candidate. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management team of Nuvation Bio and are not predictions of actual performance. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ from those anticipated by the forward-looking statements, including but not limited to the challenges associated with conducting drug discovery and initiating or conducting clinical trials due to, among other things, difficulties or delays in the regulatory process, enrolling subjects or manufacturing or acquiring necessary products; the emergence or worsening of adverse events or other undesirable side effects; risks associated with preliminary and interim data, which may not be representative of more mature data; and competitive developments. Risks and uncertainties facing Nuvation Bio are described more fully in its Form 10-Q to be filed with the SEC on November 2, 2023, under the heading “Risk Factors,” and other documents that Nuvation Bio has filed or will file with the SEC. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this press release. Nuvation Bio disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this press release.

Nuvation Bio Investor Contact:

ir@nuvationbio.com

Nuvation Bio Media Contact:

nuvation@argotpartners.com

NUVATION BIO INC. and Subsidiaries

Consolidated Balance Sheets

Unaudited

(In thousands, except share and per share data)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$24,395	$101,099
Prepaid expenses and other current assets	2,976	3,819
Marketable securities	594,944	559,915
Interest receivable on marketable securities	3,033	2,485

Total current assets	625,348	667,318
Property and equipment, net	764	894
Operating lease right-of-use assets	4,033	3,791
Lease security deposit	138	138
Other non-current assets	587	—

Total assets	$630,870	$672,141

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,373	$2,139
Current operating lease liabilities	1,915	1,206
Accrued expenses	11,855	9,816

Total current liabilities	16,143	13,161
Warrant liability	590	850
Non-current operating lease liabilities	2,549	3,054

Total liabilities	19,282	17,065

Stockholders’ equity Class A and Class B common stock and additional paid in capital, $0.0001 par value per share; 1,060,000,000 (Class A 1,000,000,000, Class B 60,000,000) shares authorized as of September 30, 2023 and December 31, 2022, 218,944,053 (Class A 217,944,053, Class B 1,000,000) and 218,632,699 (Class A 217,632,699, Class B 1,000,000) shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	943,903	927,604
Accumulated deficit	(329,017)	(267,002)
Accumulated other comprehensive income	(3,298)	(5,526)

Total stockholders’ equity	611,588	655,076

Total liabilities and stockholders’ equity	$630,870	$672,141

NUVATION BIO INC. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating expenses:
Research and development	$18,561	$21,294	$55,938	$70,944
General and administrative	7,778	8,044	23,053	24,455

Total operating expenses	26,339	29,338	78,991	95,399

Loss from operations	(26,339)	(29,338)	(78,991)	(95,399)

Other income (expense):
Interest income	6,523	2,127	17,588	3,925
Investment advisory fees	(228)	(263)	(689)	(647)
Change in fair value of warrant liability	383	462	260	9,866
Realized gain (loss) on marketable s ecurities	12	(191)	(183)	(1,099)

Total other income (expense), net	6,690	2,135	16,976	12,045

Loss before income taxes	(19,649)	(27,203)	(62,015)	(83,354)
Provision for income taxes	—	—	—	—

Net loss	$(19,649)	$(27,203)	$(62,015)	$(83,354)

Net loss attributable to common stockholders
Net loss per share attributable to common stockholders, basic and diluted	$(0.09)	$(0.12)	$(0.28)	$(0.39)

Weighted average common shares outstanding, basic and diluted	218,935	218,300	218,842	216,123

Comprehensive loss:
Net loss	$(19,649)	$(27,203)	$(62,015)	$(83,354)
Other comprehensive loss, net of taxes:
Unrealized gain (loss) on available-for-sale securities	1,097	(1,139)	2,228	(6,932)

Comprehensive loss	$(18,552)	$(28,342)	$(59,787)	$(90,286)